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                                                                  EXHIBIT 10.28




                       INSPIRE INSURANCE SOLUTIONS, INC.

                  AMENDED AND RESTATED 1997 STOCK OPTION PLAN
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                               TABLE OF CONTENTS

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
ARTICLE I.       PURPOSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.1.       Purpose of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II.      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      2.1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE III.     SHAREHOLDER APPROVAL; RESERVATION OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . .   4
      3.1.       Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      3.2.       Shares Reserved Under Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV.      PARTICIPATION IN PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      4.1.       Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      4.2.       Participation Not Guarantee of Employment or Retention . . . . . . . . . . . . . . . . . . . .   5

ARTICLE V.       GRANT AND EXERCISE OF OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      5.1.       Grant of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      5.2.       Option Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      5.3.       Option Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      5.4.       Payment of Exercise Price and Delivery of Shares . . . . . . . . . . . . . . . . . . . . . . .   9
      5.5.       Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      5.6.       Dissolution or Liquidation of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VI.      TERMINATION OF EMPLOYMENT OR DIRECTORSHIP  . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      6.1.       Termination of Employment for Cause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      6.2.       Termination of Directorship  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      6.3.       Death or Disability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      6.4.       Other Terminations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      6.5.       Subject to Repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      6.6.       Alternative Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VII.     ADMINISTRATION OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      7.1.       Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      7.2.       Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      7.3.       Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VIII.    AMENDMENT AND TERMINATION OF PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      8.1.       Amendment of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      8.2.       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      8.3.       Tax Status of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE IX.      MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      9.1.       Restrictions Upon Grant of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      9.2.       Restrictions Upon Resale of Unregistered Stock . . . . . . . . . . . . . . . . . . . . . . . .  19
      9.3.       Repurchase by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





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
      9.4.       Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      9.5.       Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      9.6.       Substitution of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      9.7.       Restrictive Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      9.8.       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      9.9.       Prior Option Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      9.10.      Effective Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23





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
                       INSPIRE INSURANCE SOLUTIONS, INC.
                  AMENDED AND RESTATED 1997 STOCK OPTION PLAN


                                   ARTICLE I.

                                    PURPOSES


         1.1. Purpose of Plan. The purposes of the INSpire Insurance Solutions, Inc. Amended and Restated 1997 Stock Option Plan (the "Plan") are to advance the interests of INSpire Insurance Solutions, Inc. (formerly known as MiliRisk, Inc.) (the "Company") and its shareholders by providing significant incentives to selected officers, directors and employees of the Company and its Subsidiaries (as defined herein) and to enhance the interest of such officers, directors and employees in the Company's success and progress by providing them with an opportunity to become shareholders of the Company. Further, the Plan is designed to enhance the Company's ability to attract and retain qualified management and other personnel necessary for the success and progress of the Company. The Plan amends and restates the MiliRisk, Inc. 1997 Stock Option Plan adopted by the Company effective March 12, 1997 in order to (i) change the name of the Plan to give effect to the name change of the Company to INSpire Insurance Solutions, Inc. (ii) increase the number of shares of Common Stock reserved under the Plan after giving effect to a stock split effected as a stock dividend and (iii) amend the Plan by revising the definition of Fair Market Value in Section 2.1(h), adding Section 5.3(d) to permit certain assignments of Nonqualified Options, revising Section 5.4(a) to permit payments of the exercise price in stock or other consideration acceptable to the Company, revising Section 5.5 regarding Change of Control events, revising
Section 7.1 to require any Committee appointed by the Board to consist of not less than three nonemployee directors, revising Section 9.1 to clarify that the Company has no obligation to register shares for issuance to a permitted transferee, add Section 9.9 to conform prior Option Agreements to the Plan, as amended and add Section 9.10 to specify effective dates.

                                  ARTICLE II.

                                  DEFINITIONS

         2.1. Definitions. Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 8.1 hereof.

                 (a) "Board" or "Board of Directors" means the Board of Directors of the Company.

                 (b) "Code" means the Internal Revenue Code of 1986, as amended.

                 (c) "Committee" means the committee of directors appointed by the Board to administer the Plan pursuant to Article VII hereof.

                 (d) "Common Stock" means the authorized common stock of the Company, par value $.01 per share, as constituted on the date the Plan becomes effective.

                 (e) "Company" means INSpire Insurance Solutions, Inc., a Texas corporation.

                 (f) "Director" means a member of the Board of Directors of the Company or a Subsidiary who is not an Employee.

                 (g) "Employee" means an officer or other employee of the Company or a Subsidiary, including a member of the Board who is also such an employee.

                 (h) "Fair Market Value" on any date for which fair market value is to be determined hereunder means the reported closing price on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not listed or admitted to tading on any national securities exchange, on the National Association of Securities Dealers Automated

         Quotation National Market (the "NASDAQ National Market"), or, if the shares of Common Stock are not quoted on the NASDAQ National Market, the average of the highest reported bid and the lowest reported asked prices as furnished by the national Association of Securities Dealers, Inc. (the "NASD") through NASDAQ, or, if not so reported through NASDAQ as reported through the National Quotation Bureau, Incorporated ("NQBI") or a similar organization if NASDAQ or NQBI is no longer reporting such information. If the Common Stock is not reported or quoted by any such organization, the fair market value of the shares of Common Stock shall be the fair market value thereof determined in good faith by the Committee. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

                 (i) "Incentive Option" means an Option intended to qualify as an incentive option under Section 422 of the Code.

                 (j) "Nonqualified Option" means an Option that does not qualify as an Incentive Option.

                 (k) "Option" means an option to purchase Common Stock granted by the Company to an Employee or a Director pursuant to
         Section 5.1 hereof.

                 (l) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms of an Option granted under the Plan.

                 (m) "Optionee" means an Employee or a Director to whom an Option has been granted under the Plan.

                 (n) "Plan" means the INSpire Insurance Solutions, Inc. Amended and Restated 1997 Stock Option Plan, as set forth herein and as from time to time amended.





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
                 (o) "Subsidiary" means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

                                  ARTICLE III.

                  SHAREHOLDER APPROVAL; RESERVATION OF SHARES

         3.1. Shareholder Approval. The Plan shall become effective only if, within 12 months from the date the Plan is adopted by the Board, the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company, or by the unanimous written consent of such holders, in accordance with the applicable provisions of the Articles of Incorporation and Bylaws of the Company and applicable state law.

         3.2. Shares Reserved Under Plan. The aggregate number of shares of Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 2,250,000 shares, all or any part of which may be issued pursuant to Options; provided, however, that the maximum number of shares of Common Stock which may be issued to an Optionee under the Plan during the term of the Plan shall not exceed 1,200,000 (as may be adjusted pursuant to Section
9.4 of the Plan). Shares of Common Stock issued upon the exercise of Options granted under the Plan may consist of either authorized but unissued shares or shares which have been issued and which shall have been heretofore or shall be hereafter reacquired by the Company. The total number of shares authorized under the Plan shall be subject to increase or decrease in order to give effect to the provisions of Section 9.4 hereof and to give effect to any amendment adopted pursuant to Article VIII. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of shares as to which such Option was not exercised shall again be available for purposes of the Plan. The Company shall at all times while the Plan is in effect reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

                                  ARTICLE IV.

                             PARTICIPATION IN PLAN

         4.1. Eligibility. Options under the Plan may be granted to any Director or Employee of the Company or a Subsidiary. The Committee shall determine those Directors or Employees to whom Options shall be granted, and, subject to Section 3.2 hereof, the number of shares of Common Stock subject to each such Option. Incentive Options or Nonqualified Options may be granted to an Employee. Only Nonqualified Options may be granted to a nonemployee Director.

         4.2. Participation Not Guarantee of Employment or Retention. Nothing in this Plan or in any Option Agreement shall in any manner be construed (i) to limit in any way the right of the Company or any Subsidiary to terminate an Employee's employment at any time, without regard to the effect of such termination on any rights such Employee would otherwise have under this Plan, or give any right to an Employee to remain employed or retained by the Company or a Subsidiary thereof in any particular position or at any particular rate of compensation or (ii) limit in any way the right of the shareholders of the Company or a Subsidiary or the Board to remove any Director or fail to nominate any Director for re-election without regard to the effect of such removal or non-election of a Director on any rights such Director would have under this Plan, or give any right to a Director to continue to serve as a Director of the Company or a Subsidiary.

                                   ARTICLE V.

                         GRANT AND EXERCISE OF OPTIONS

         5.1. Grant of Options. The Committee may from time to time in its discretion grant Options to Employees or Directors. All Options under the Plan shall be granted within ten years from the date the Plan is adopted by the Board or the date the Plan is approved by holders of the Common Stock of the Company, whichever is earlier.

         5.2. Option Agreements. Each Option granted under the Plan shall be evidenced by an Option Agreement between the Company and the Optionee in such form as the Committee shall approve and containing such provisions and conditions not inconsistent with the provisions of the Plan, including the term during which the Option may be exercised and whether in installments or otherwise, as the Committee shall determine. Each Option Agreement issued under the Plan shall contain an agreement of the Optionee with respect to nondisclosure of information, noncompete provisions and nonsolicitation of customers and employees as shall be required by the Board from each Optionee as additional consideration for the issuance of Options under the Plan.

         5.3. Option Terms. Options granted under the Plan shall be subject to the following requirements:

                 (a) Option Price. The exercise price of each Incentive Option granted under the Plan shall not be less than the higher of the par value or 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted. The exercise price of any Nonqualified Options granted under the Plan shall be determined by the Committee. The exercise price of an Option may be subject to adjustment pursuant to Section 9.4 hereof.

                 (b) Term of Option. The term during which an Option is exercisable shall be that period determined by the Committee as set forth in the applicable Option Agreement, provided that no Option shall have a term that exceeds a period of ten years from the date of its grant.





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
                 (c) Nontransferability of Incentive Options. No Incentive Option granted under the Plan shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each such Incentive Option shall be exercisable during the Optionee's lifetime only by him or her. No transfer of an Incentive Option by an Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

                 (d) Assignability of Nonqualified Options. Nonqualified Options granted hereunder may be transferred by the Optionee thereof to one or more permitted transferees; provided that (i) there may be no consideration for such transfer, (ii) the Optionee (or such Optionee's estate or representative) shall remain obligated to satisfy all employment tax and other withholding tax obligations associated with the exercise of the Options, (iii) the Optionee shall notify the Company in writing that such transfer has occurred, the identity and address of the permitted transferee and the relationship of the permitted transferee to the Optionee and (iv) such transfer shall be effected pursuant to transfer documents approved from time to time by the Committee. To the extent a Nonqualified Option transferred pursuant to this Section 5.3(d) is not fully exercisable as of the date of transfer thereof, the Optionee shall specify in the transfer document whether and to what extent the transferred Options (if less than all of the Options subject to the applicable Nonqualified Stock Option Agreement) are exercisable, subject to the limitations on exercisability contained in the applicable Nonqualified Stock Option Agreement. Furthermore, to the extent the Optionee transfers Options that are not exercisable as of the date of transfer and such Options are less than all of the Options subject to the applicable Nonqualified Stock Option Agreement, the Optionee shall specify in the transfer documents, subject to the limitations on exercisability contained in the applicable Nonqualified Stock Option Agreement, when the transferred Options become exercisable as Options under the applicable Nonqualified Stock Option Agreement subsequent to such transfer. No permitted transferee may further assign or transfer the transferred Option otherwise than by will or the laws of descent and distribution. Following any permitted transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided that for purposes of Sections 5.4(a), 5.4(b), 5.5, 5.6,
         Article VII, and Article IX hereof the term "Optionee" shall be deemed to refer also to each permitted transferee. The events of termination of relationship in Article VI hereof shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in Article VI and the shares issued upon exercise of Options shall be subject to repurchase pursuant to Section 9.3. The term "permitted transferees" shall mean one or more of the following: (i) any member of the optionee's immediate family; (ii) a trust established for the exclusive benefit of one or more members of such immediate family; or (iii) a partnership in which such immediate family members are the only partners. The term "immediate family" is defined for such purpose as spouses, children, stepchildren and grandchildren, including relationships arising from adoption.

                 (e) Time and Amount Exercisable. Each Option shall be exercisable in accordance with the provisions of the Option Agreement pursuant to which it is granted in whole, or from time to time in part, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify in the Option Agreement. Any portion of an Option which has become exercisable shall remain exercisable until it is exercised in full or it terminates or expires pursuant to the terms of the Plan or the applicable Option Agreement.

                 (f) Options Granted to Ten Percent Stockholders. No Incentive Option shall be granted to any Employee who owns, directly or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Option is granted, the exercise price of the Option is at least 110% of the Fair Market Value of the Common Stock subject to such Option and such Option, by its terms, is not exercisable after the expiration of five years from the date such Option is granted. The provisions of this Section 5.3(e) shall not apply to the grant of Nonqualified Options.

                 5.4.     Payment of Exercise Price and Delivery of Shares.

                 (a) Manner of Exercise. Shares of Common Stock purchased upon exercise of Options shall at the time of purchase be paid for in full. The Company shall satisfy its employment tax and other tax withholding obligations by requiring the Optionee (or such Optionee's estate or representative) to pay the amount of employment tax and withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the Option. To the extent that the right to purchase shares has accrued hereunder, Options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the Option is being exercised and the time of delivery thereof, which shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon by the Optionee (or other person entitled to exercise the Option) and the Company, accompanied by payment to the Company of the purchase price in full and the amount of employment tax and withholding tax due, if any, upon the exercise of the Option. Such payment shall be effected (i) by certified or official bank check, (ii) if so permitted by the Company, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to the amount of such purchase price and employment or withholding tax or (iii) by delivery of the equivalent thereof acceptable to the Company. The Company will, as soon as reasonably possible notify the Optionee (or such Optionee's representative) of the amount of employment tax and other withholding tax that must be paid under federal, state and local law due to the exercise of the Option. At the time of delivery, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise the Option), deliver to the Optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for the shares of Common Stock, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law.

                 (b) Rights of Optionee in Stock. Neither any Optionee, any permitted transferee nor the legal representatives, heirs, legatees or distributees of any Optionee or permitted transferee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock issuable upon exercise of an Option granted hereunder unless and until such shares are issued to him or her or them and such person or persons have received a certificate or certificates therefor. Upon the issuance and receipt of such certificate or certificates, such Optionee or the legal representatives, heirs, legatees or distributees of such Optionee shall have absolute ownership of the shares of Common Stock evidenced thereby, including the right to vote such shares, to the same extent as any other owner of shares of Common Stock, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of the Plan.

         5.5.    Change of Control.

                 (a) A "Change of Control" for purposes of this Plan shall mean: (i) the acquisition by a single entity or group of affiliated entities of more than 50% of the Common Stock issued and outstanding immediately prior to such acquisition; or (ii) the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation. All adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive for all purposes of the Plan and of each Option Agreement.

                 (b) Change of Control with Provision Being Made Therefor. If in connection with a Change of Control a written provision is made for the assumption and continuance of any Option granted under the Plan, or the substitution for such option of a new Option covering the shares of the successor employer corporation, with appropriate adjustment as to the number and kind of shares and prices, the option granted under the Plan, or the new Option substituted therefor, as the case may be, shall continue in the manner and under the terms provided.

                 (c) Change of Control Without Provision Being Made Therefor. If no written provision is made in connection with a Change of Control for the continuance and assumption of any Option granted under the Plan or for the substitution of any Option covering the shares of the successor employer corporation, then, the holder of any such Option shall be entitled, prior to the effective date of any such Change of Control, to purchase the full number of shares not previously exercised under such Option, without regard to the periods and installments of exercisability made pursuant to Section 5.3 if (and only if) such Option has not at that time expired or been terminated, failing which purchase, any unexercised portion shall be deemed cancelled as of the effective date of such Change of Control.

         5.6. Dissolution or Liquidation of the Company. In the event of the proposed dissolution or liquidation of the Company, the Options granted hereunder shall terminate as of a date to be fixed by the Committee, provided that not less than 15 days' prior written notice of the date so fixed shall be given to the Optionee, and the Optionee shall have the right, during the 15-day period preceding such termination, to exercise his or her Option.

                                  ARTICLE VI.

                   TERMINATION OF EMPLOYMENT OR DIRECTORSHIP

         6.1. Termination of Employment for Cause. In the event that an Optionee is an Employee and such Optionee's employment by the Company or a Subsidiary shall terminate for Cause (as hereinafter defined), the Options granted to the Optionee pursuant to this Plan shall terminate immediately upon termination of employment. For the purposes of this Plan, the term "Cause" shall mean "Cause" as defined in any written employment agreement in effect between the applicable Optionee and the Company or a Subsidiary, or if such Optionee is not a party to a written employment agreement in which Cause is defined, then Cause shall mean (i) the failure by such Optionee to substantially perform his or her duties with the Company or a Subsidiary in a manner reasonably deemed satisfactory by the Board of Directors, (ii) the abuse of illegal drugs or other controlled substances or the intoxication of Optionee during working hours, (iii) the arrest for, or conviction of, a felony, (iv) the unexcused absence by such Optionee from Optionee's regular job location for more than five consecutive days or for more than the aggregate number of days permitted to Optionee under Company vacation and sick leave policies applicable to Optionee or (v) any conduct or activity of such Optionee deemed injurious to the Company in the reasonable discretion of the Board of Directors.

         6.2. Termination of Directorship. In the event that an Optionee is a Director and such Optionee fails to be reelected as a Director, resigns as a Director or is removed as a Director (other than due to Optionee's disability as defined in Section 6.3 hereof), the Options granted to such Optionee pursuant to this Plan shall terminate on the date such Optionee ceases to be a Director.

         6.3. Death or Disability. (a) In the event that an Optionee shall die while employed by, or serving as a Director of, the Company or a Subsidiary or if Optionee's employment by, or service as a Director of, the Company or a Subsidiary is terminated because Optionee has become disabled, Optionee, his or her estate, or beneficiary shall have the right to exercise his or her Option at any time within 60 days from the date of death of Optionee or termination of Optionee's employment by, or service as a Director of, the Company or a Subsidiary due to disability, as the case may be, only to the extent the Optionee was entitled to exercise his or her Option immediately prior to such occurrence. To the extent that the Option is not so exercised, it shall expire at the end of such 60 day period. For purposes of this Plan, disability shall be as defined in any written employment agreement in effect between the applicable Optionee and the Company or a Subsidiary, or if such Optionee is not a party to a written employment agreement in which disability is defined, an Optionee shall be considered disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 6 months.

                 (b) If an Optionee dies during the 60-day period after the termination of his or her position as an Employee or Director of the Company or a Subsidiary and at the time of his or her death the Optionee was entitled to exercise an Option theretofore granted to him or her, the Option shall, unless the applicable Option Agreement provides otherwise, expire 60 days after the date on which his or her position as an Employee or Director of the Company or a Subsidiary terminated, but in no event, later than the date on which the Option would have expired if the Optionee had lived. Until the expiration of such 60-day period, the Option may be exercised by the Optionee's executor or administrator or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death and, to the extent the Option is not so exercised, it shall expire at the end of such 60-day period.

         6.4. Other Terminations. In the event that termination of employment with the Company occurs other than for Cause or for death or disability pursuant to Sections 6.1 or 6.3 above, or in the event that the directorship of an Optionee who is a Director is terminated for reasons other than the removal, resignation, death or disability of such Director, the applicable Optionee shall have the right to exercise his or her Option at any time within 60 days after such termination to the extent he or she was entitled to exercise the same immediately prior to such termination. To the extent that the Option is not so exercised, it shall expire at the end of such 60 day period.

         6.5. Subject to Repurchase. All shares of Common Stock purchased by an Optionee or his or her estate or beneficiary shall be subject to repurchase by the Company pursuant to Section 9.3 of this Plan.

         6.6. Alternative Provisions. The provisions of this Article VI shall apply to all Options granted under the Plan except to the extent expressly provided otherwise in any Option Agreement.

                                  ARTICLE VII.

                             ADMINISTRATION OF PLAN

         7.1. Administration. The Plan shall be administered by the Board of Directors or a Committee of the Board of Directors consisting of not less than three Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended) as may be appointed by the Board of the Company, all of whom are members of the Board. Any such committee appointed by the Board, or the Board itself during such periods as no such properly constituted and appointed committee exists, is herein referred to as the "Committee." A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee approved at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority (i) to interpret the Plan and each of the Option Agreements,
(ii) to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, (iii) to make all determinations necessary or advisable for the administration of the Plan and (iv) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Option Agreement. The determination by the Committee in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons, including, without limitation, the

Company, the shareholders of the Company, the Committee, and each of the members thereof and the Optionees and their respective successors in interest.

         7.2. Liability. No member of the Board or any Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Board or any Committee in connection with the Plan, except for his or her own willful misconduct or gross negligence (unless the Company's Articles of Incorporation or Bylaws, or any indemnification agreement between the Company and such person, in each case in accordance with applicable law, provides otherwise). The Board and any Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the duties or the Board or any Committee under the Plan at the Company's expense.

         7.3. Determinations. In making its determinations concerning the Optionees who shall receive Options as well as the number of shares to be covered thereby and the time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by the respective Optionees, their past, present and potential contribution to the Company's success and such other factors as the Committee may deem relevant. The Committee shall determine the form of Option Agreements under the Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of the Plan, the Company's Articles of Incorporation or Bylaws. The Committee may waive any provisions of any Option Agreement, provided such waiver is not inconsistent with the terms of the Plan, the Company's Articles of Incorporation or Bylaws. The determinations of the Committee under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

                                 ARTICLE VIII.

                       AMENDMENT AND TERMINATION OF PLAN

         8.1. Amendment of Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment which (i) increases the aggregate number of shares of Common Stock which may be issued pursuant to Options granted under the Plan, (ii) decreases the minimum Option exercise price provided in the Plan, (iii) extends the period during which Options may be granted pursuant to the Plan, (iv) changes the class of individuals eligible to be granted Options, or (v) has the effect of any of the above shall be effective unless and until the same is approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company, or the unanimous written consent of such holders, in accordance with the applicable provisions of the Articles of Incorporation and Bylaws of the Company and applicable state law. No amendment to the Plan shall, without the consent of an Optionee, affect such Optionee's rights under an Option previously granted.

         8.2. Termination. The Board may, at any time, terminate the Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, the Plan shall terminate on February 28, 2007. No Options may be granted after the Plan has terminated but the Committee shall continue to supervise the administration of Options previously granted.

         8.3. Tax Status of Options. To the extent applicable, the Plan is intended to permit the issuance of Options to Employees in accordance with the provisions of Section 422 of the Code. Subject to the provision of Section 8.1 of the Plan, the Plan and Option Agreements may be modified or amended at any time, both prospectively and retroactively, and in a manner that may affect Options previously granted, if such amendment or modification is necessary for the Plan and Options granted hereunder to qualify under said provision of the Code. All Options granted under the Plan to Employees shall be intended to qualify as incentive stock options under

Section 422 of the Code to the extent that any portion of the Options granted meet the requirements of Section 422 of the Code. To the extent that any portion of the Options granted under the Plan do not meet the requirements of
Section 422 of the Code, such Options shall be deemed to be Nonqualified Options. Nothing in the Plan shall be deemed to prohibit the issuance of Nonqualified Options to Employees under the Plan. Any Options issued to Directors shall be Nonqualified Options.

                                  ARTICLE IX.

                            MISCELLANEOUS PROVISIONS

         9.1. Restrictions Upon Grant of Options. If the listing upon any stock exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be issued on the exercise of Options granted under the Plan (whether to permit the grant of Options the issuance of shares of Common Stock to any permitted transferee or the resale or other disposition of any such shares of Common Stock by or on behalf of the Optionees receiving such shares) should be or become necessary or desirable, the Board in its sole discretion may determine that delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. The Company agrees that it will use its reasonable best efforts to effect any such listing, registration or qualification; provided, however, that the Company shall not be required to use its reasonable best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8 or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8. In no event shall the Company be required to register shares of Common Stock for issuance to a permitted transferee and any requested exercise of Options by a permitted transferee shall be subject to any applicable prior registration of the shares of Common Stock issuable upon such exercise.

         9.2. Restrictions Upon Resale of Unregistered Stock. Each Optionee shall, if the Company deems it advisable, represent and agree in writing (i) that any shares of Common Stock acquired by such Optionee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under said Act, (ii) that such Optionee is acquiring such shares of Common Stock for his or her own account and not with a view to the distribution thereof and
(iii) to such other customary matters as the Company may request. In such case, no shares of Common Stock shall be issued to such Optionee unless such Optionee provides such representations and agreements and the Company is reasonably satisfied that such representations and agreements are correct.

         9.3. Repurchase by the Company. (a) The Company shall have the right, exercisable within 60 days after the later of (i) the date of Optionee's termination of employment with the Company or a Subsidiary or termination of service as a Director or (ii) the date of the exercise by any person other than Optionee of the Option pursuant to any provision of this Plan, to purchase any shares of Common Stock (or securities into which any Common Stock has been converted) that were acquired pursuant to the exercise of an Option under this Plan ("Option Shares"). To the extent that an Optionee holds exercisable Options at the time of termination of employment or termination of service as a Director, the Company may elect to purchase such exercisable Options in the same manner as the Option Shares at a price equal to the Repurchase Price (as hereinafter defined) less the exercise price of such exercisable Options.

                 (b) The Repurchase Price for the purchase of the Option Shares shall be determined as follows:

                          (i) if the Common Stock has been registered pursuant to a registration statement filed under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (the "Act"), then the Repurchase Price per share shall be equal to the average closing price per share of the Common Stock for the 30 days preceding the date of termination of employment by the Company or a Subsidiary as published in the Wall Street Journal; or

                          (ii) if the Common Stock has not been registered under the Act, then the price shall be the book value per share of Common Stock as of the last day of the month during which termination of employment with the Company or a Subsidiary (or termination of service as a Director occurs) as determined by the formula:

                          P       =        A-L
                                           ---
                                            S

                          P       =        the purchase price (book value) per
                                           Option Share,

                          A       =        the total assets of the Company and
                                           its Subsidiaries (determined
                                           pursuant to generally accepted
                                           accounting principles) shown on the
                                           Company's balance sheet for the most
                                           recent fiscal year ended,

                          L       =        the total liabilities of the Company
                                           and its Subsidiaries (determined
                                           pursuant to generally accepted
                                           accounting principles) shown on the
                                           Company's balance sheet for the most
                                           recent fiscal year ended,

                          S       =        the total number of shares of
                                           capital stock of the Company
                                           outstanding on a fully diluted basis
                                           as shown on the Company's balance
                                           sheet for the most recent fiscal
                                           year ended and as adjusted for any
                                           capital transactions, dividends, or
                                           reclassification of stock subsequent
                                           to such date.

                 (c) To the extent that the Company has the right to purchase Option Shares, the Company may exercise such right by delivery (upon or within sixty days after the later of Optionee's termination of employment with the Company or a Subsidiary (or termination of service as a Director) or exercise by a person other than Optionee of the Option) of written notice to the Optionee (or such other person exercising such Option) stating the full number of Option Shares that the Company has elected to purchase, the purchase price per Option Share, and the time of purchase (which time shall not be earlier than 5 days from the date of notice). At the time of purchase, the Optionee shall deliver the certificate or certificates representing his Option Shares to the Company at its offices and shall execute any stock powers or other instruments as may be necessary to transfer full ownership of the Option Shares to the Company. At the time of purchase, the Company shall issue its own check within 60 days to the Optionee in an amount equal to the aggregate purchase price for the Option Shares for which the Company has exercised its right to purchase, less any amounts required to be withheld under applicable laws. In the event of Optionee's death or disability, the Company's right to purchase and the manner of purchase shall apply with regard to the Optionee's estate, beneficiary, administrator or personal representative.

         9.4. Adjustments. The number of shares of Common Stock of the Company authorized for issuance under the Plan, as well as the price to be paid and the number of shares issued upon exercise of outstanding Options, shall be subject to adjustment by the Committee, in its sole discretion, to reflect any stock split, stock dividend, recapitalization, merger consolidation, reorganization, combination or exchange of shares or other similar event.

         9.5. Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.

         9.6.    Substitution of Options.

                 (a) The Committee may, with the consent of the holder of any Option granted under the Plan, cancel such Option and grant a new Option in substitution therefor, provided that the Option as so substituted shall satisfy all of the requirements of the Plan as of the date such new Option is granted.

                 (b) Options may be granted under the Plan in substitution for options held by individuals who are employees or directors of another corporation and who become Employees or Directors of the Company or any Subsidiary of the Company eligible to receive Options pursuant to the Plan as a result of a merger, consolidation, reorganization or similar event. The terms and conditions of any Options so granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee in order to conform the provisions of Options granted pursuant to the Plan to the provisions of the options in substitution for which they are granted.

         9.7.    Restrictive Legends.

                 (a) Certificates representing shares of Common Stock delivered pursuant to the exercise of Options shall bear an appropriate legend referring to the terms, conditions and restrictions described in this Plan. Any attempt to dispose of any such shares of Common Stock in contravention of the terms, conditions and restrictions described in the Plan shall be ineffective, null and void, and the Company shall not effect any such transfer on its books.

                 (b) Any shares of Common Stock of the Company received by an Optionee (or his or her heirs, legatees, distributees or representative) as a stock dividend on, or as a result of a stock split, combination, exchange of shares, reorganization, merger, consolidation or otherwise with respect to, shares of Common Stock received pursuant to the exercise of Options, shall be subject to the terms and conditions of the Plan and bear the same legend as the shares received pursuant to the exercise of Options.

         9.8. Notices. Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business, and to the Optionee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

         9.9. Prior Option Agreements. Each Option Agreement entered into prior to the effective date of this INSpire Insurance Solutions, Inc. Amended and Restated 1997 Stock Option Plan is hereby amended to conform to the provisions of the Plan.

         9.10. Effective Dates. The Plan originally became effective on March 12, 1997. The amendment and restatement effected hereby is effective July 30, 1997, subject to any required shareholder approval.

         IN WITNESS WHEREOF, upon authorization of the Board of Directors and the Shareholders of the Company, the undersigned has caused the INSpire Insurance Solutions, Inc. Amended and Restated 1997 Stock Option Plan to be executed effective as of the 30th day of July 1997.



                                       /s/ F. GEORGE DUNHAM, III
                                       --------------------------------------
                                       F. George Dunham, III
                                       President and Chief Executive Officer